PRODUCT SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated April 8, 2026)	Registration Statement Nos. 333-293641
333-293641-01

Morgan Stanley

Global Medium-Term Notes, Series I

Senior Notes

Morgan Stanley Finance LLC

Global Medium-Term Notes, Series A

Senior Notes

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities

We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may, from time to time, offer and sell securities linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, Funds and Underlying Stocks are sometimes referred to herein collectively as the “Market Measures” and individually as a “Market Measure.” Market-linked securities, such as the securities described in this product supplement, are principal-at-risk securities, which means that you may receive less than the original public offering price of the securities (the “original offering price”) at maturity, depending on the performance of one or more Market Measures. We refer to all securities offered under this product supplement as the “securities.”

The securities are senior unsecured medium-term notes issued by Morgan Stanley and MSFL. Morgan Stanley will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any securities MSFL issues. Any payments due on the securities, including any repayment of principal, will be subject to our credit risk. If we default on our obligations under the securities, you could lose some or all of your investment.

This document, which we refer to as a “product supplement,” describes some of the general terms that apply to the securities. This product supplement supplements the disclosure in any pricing supplement that may reference it, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the securities and may include changes to the terms specified in this product supplement. A separate market measure supplement or the relevant pricing supplement will describe any Market Measure(s) to which the securities are linked. If the disclosure in the relevant pricing supplement is inconsistent with the disclosure in this product supplement, any accompanying market measure supplement, the prospectus supplement or the prospectus, the disclosure in the relevant pricing supplement will control.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this product supplement, any applicable market measure supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities will not be listed on any securities exchange.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 6 of this product supplement. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of securities as well as the risks associated with the particular Market Measure(s) to which your securities are linked.

The securities are our unsecured obligations, and, accordingly, all payments are subject to our credit risk. If we default on our obligations under the securities, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

The date of this product supplement is April 8, 2026.

TABLE OF CONTENTS

Page

About This Product Supplement	PS-3
Summary	PS-4
Risk Factors	PS-6
General Terms of the Securities	PS-14
Plan of Distribution; Conflicts of Interest	PS-32
Benefit Plan Investor Considerations	PS-35
United States Federal Taxation	PS-37

About This Product Supplement

You should read this product supplement, any accompanying index supplement and the accompanying prospectus along with the applicable pricing supplement, which together contain a description of the terms of the securities to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the securities have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

When we refer to “we,” “us” or “our” in this product supplement, we refer only to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Summary

Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.

General:	The securities are medium-term notes issued by Morgan Stanley and MSFL. Morgan Stanley will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on the securities issued by MSFL. The securities rank equally with all of our other unsecured senior debt from time to time outstanding. The guarantee of the securities will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Any payments due on the securities, including any repayment of principal, are subject to our credit risk. If we default on our obligations under the securities, you could lose some or all of your investment.

Maturity Payment Amount:

Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of one or more:

•      equity indices (each, an “Index” and collectively, the “Indices”);

•      exchange-traded funds (each, a “Fund” and collectively, the “Funds”);

•      common equity securities or American depositary shares of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or

•      any combination of the foregoing,

as specified in the applicable pricing supplement. Accordingly, you could lose some or all of your investment.

In this product supplement, we sometimes refer to the Indices, Funds and Underlying Stocks to which your securities may be linked collectively as the “Market Measures” and individually as a “Market Measure.” The index underlying a Fund is sometimes referred to as a “fund underlying index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”

The applicable pricing supplement may also refer to a Market Measure as an “Underlier” or an “Underlying.” In addition, if the securities are linked to a weighted basket composed of two or more Market Measures, the applicable pricing supplement may refer to each Market Measure as a “basket component.” The securities may also be linked to the worst performing or best performing of two or more Market Measures, as described in the accompanying pricing supplement.

You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Market Measure(s) will cause you to receive less than the face amount at stated maturity.

Coupon:	The securities will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.

Face Amount and Original Offering Price:	The face amount of each security and the original offering price of each security will be specified in the applicable pricing supplement.

Pricing Date:	We refer to the date on which a particular issuance of securities is priced for initial sale to the public as the “pricing date.” The applicable pricing supplement may also refer to the pricing date as the “trade date.”

Calculation Day(s):

We refer to each date on which the value of any Market Measure is to be referenced in the determination of any payment on the securities as a “calculation day.” If there is a single calculation day for the securities, references to the “final calculation day” herein mean such calculation day.

The applicable pricing supplement may also refer to a calculation day as a “valuation date,” an “observation date,” a “determination date” or such other term as specified in the applicable pricing supplement. The calculation day(s) will be specified in the applicable pricing supplement and will be subject to postponement due to non-trading days and market disruption events. See “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Payment Date(s):

The relevant pricing supplement will specify the stated maturity date and any other date on which amounts will or may be payable on the securities (each referred to as a “payment date”). Each payment date is subject to postponement as described under “General Terms of the Securities—Payment Dates.”

Closing Value:

When we refer to the “closing value” of a Market Measure herein we mean, on any date of determination, (i) with respect to an Index, its closing level (as defined herein) on that day; (ii) with respect to a Fund, its fund closing price (as defined herein) on that day; and (iii) with respect to an Underlying Stock, its stock closing price (as defined herein) on that day.

Calculation Agent:

Unless otherwise specified in the applicable pricing supplement, Morgan Stanley & Co. LLC (“MS & Co.”), one of our affiliates, will act as calculation agent for the securities. As calculation agent, MS & Co. will determine any values of a Market Measure and make any other determinations necessary to calculate any payments on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments (as described under “Risk Factors – The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities” herein).

Trustee:

The “Trustee” for each offering of securities issued pursuant to this product supplement will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

No Listing:	The securities will not be listed on any securities exchange.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Taxation.”

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement, any applicable market measure supplement and/or other supplement, the prospectus supplement and the prospectus, including the documents they incorporate by reference. The risk factors set forth below describe the material risks associated with an investment in the securities. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of securities as well as the risks associated with the particular Market Measure(s) to which your securities are linked. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

General Risk Factors Relating To All Securities.

The Securities Are Not Ordinary Debt Securities – You May Lose Some Or All Of The Face Amount.

Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the relevant Market Measure(s) and other terms of the securities, as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the Market Measure(s) will cause you to receive less than the face amount of your securities at maturity. Depending on the particular terms of the securities, you may lose up to all of the face amount of your securities. You should not invest in the securities if you are unable or unwilling to the bear the risk of losing a significant portion or all of the face amount of your securities at maturity.

The Securities Are Subject To Our Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by us and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any Underlying Stock, any securities included in any Index, the shares of any Fund or any securities held by any Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

As A Finance Subsidiary, MSFL Has No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to the holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

Securities Issued By MSFL Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of MSFL Or Morgan Stanley; A Morgan Stanley Covenant Default Or Bankruptcy, Insolvency Or Reorganization Event Does Not Constitute An Event Of Default With Respect To MSFL Securities.

The securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley. In addition, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default with respect to any securities issued by MSFL. See “Description of Debt Securities—Events of Default” in the accompanying prospectus.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either MSFL Or Morgan Stanley Conveys, Transfers Or Leases All Or Substantially All Of Its Assets To One Or More Of Morgan Stanley’s Subsidiaries.

Under the indenture, MSFL may convey, transfer or lease all or substantially all of its assets to one or more of Morgan Stanley’s subsidiaries. Similarly, Morgan Stanley may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of Morgan Stanley’s subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of Morgan Stanley’s subsidiaries with respect to such assets. See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.

The Estimated Value Of The Securities, As Set Forth In The Applicable Pricing Supplement, Will Be Determined By Reference To Our Pricing And Valuation Models, Which May Differ From Those Of Other Dealers, And Will Not Represent A Maximum Or Minimum Secondary Market Price.

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways,” below.

The Securities May Not Be Listed On Any Securities Exchange And Secondary Trading May Be Limited.

Unless we specify otherwise in the applicable pricing supplement, the securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Our affiliate, MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of the Market Measure(s), interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•	Market Measure Performance. The value of the securities prior to maturity will depend substantially on the then-current value of the Market Measure(s). The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Market Measure(s) at such time is less than, equal to or not sufficiently above its starting value or other value relevant to the determination of any payments on the securities specified in the applicable pricing supplement.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Market Measure(s). Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Market Measure(s) changes.

•	Correlation Among The Market Measures. If the securities are linked to more than one Market Measure, the value of the securities may be affected by changes in the correlation among the Market Measures. Correlation refers to the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Market Measures may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Market Measures decreases.

•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Market Measure(s). This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Market Measure(s) during the period of time still remaining to the stated maturity date.

•	Dividend Yields. The value of the securities may be affected by the dividend yields on (i) with respect to an Index, the securities included in such Index; (ii) with respect to a Fund, such Fund or the securities held by such Fund; or (iii) with respect to an Underlying Stock, such Underlying Stock. In each case, the amount of such dividends may influence the closing value of the applicable Market Measure.

•	Currency Exchange Rates. If the securities are linked to an Index or a Fund that includes securities quoted in one or more foreign currencies and the value of such Index or Fund is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

•	Volatility Of Currency Exchange Rates. If the securities are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

•	Correlation Between Currency Exchange Rates And An Index. If the securities are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the applicable Index.

In addition, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of a Market Measure. Because numerous factors are expected to affect the value of the securities, changes in the value of the Market Measure(s) may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Investing In The Securities Is Not The Same As Investing In Any Market Measure.

Investing in the securities is not equivalent to investing in any Market Measure. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held any Underlying Stock, the shares of any Fund or the securities included in any Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those shares or securities. As a holder of the securities, you will not have any voting rights or any other rights as would holders of an Underlying Stock, a Fund or the securities included in an Index.

Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

It is impossible to predict whether the value of a Market Measure will fall or rise. The value of a Market Measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect such Market Measure. Accordingly, any historical values of a Market Measure do not provide an indication of the future performance of such Market Measure.

A Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day is subject to postponement for non-trading days and market disruption events as described under “General Terms of the Securities” below. If such a postponement occurs with respect to a calculation day other than the final calculation day (if any), then the related payment date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. MS & Co., which is our affiliate, will be the calculation agent for the securities. As calculation agent, MS & Co. will determine any values of a Market Measure and make any other determinations necessary to calculate any payments on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including, but not limited to:

o	determining whether a non-trading day or market disruption event has occurred on any date that the value of a Market Measure is to be determined;

o	with respect to an Index, (i) determining the closing level of such Index if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs with respect to such Index on that day; (ii) if an Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing level of such Index on any date of determination; and (iii) determining whether to adjust the closing level of such Index on a calculation day in the event of certain changes in or modifications to such Index;

o	with respect to a Fund, (i) determining the fund closing price of such Fund if a calculation day is postponed with respect to such Fund to the last day to which it may be postponed and a market disruption event with respect to such Fund occurs on that day; (ii) adjusting the adjustment factor for a Fund and other terms of the securities in certain circumstances; (iii) if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of such Fund on any date of determination; and (iv) determining whether to adjust the fund closing price of a Fund on a calculation day in the event of certain changes in or modifications to such Fund or its fund underlying index; and

o	with respect to an Underlying Stock, (i) determining the stock closing price of such Underlying Stock if a calculation day is postponed with respect to such Underlying Stock to the last day to which it may be postponed and a market disruption event occurs with respect to such Underlying Stock on that day; (ii) determining the stock closing price of an Underlying Stock if it is not otherwise available on any date of determination; (iii) adjusting the adjustment factor for an Underlying Stock in certain circumstances; and (iv) if a replacement stock event occurs with respect to an Underlying Stock, selecting a replacement stock to be substituted for such Underlying Stock and making certain other adjustments to the terms of the securities.

In making these discretionary judgments, the fact that MS & Co. is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and MS & Co.’s determinations as calculation agent may adversely affect your return on the securities.

•	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, or their respective affiliates. Morgan Stanley, MSFL and their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Market Measures to which the securities are linked.

•	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and, as applicable, possibly to other instruments: (i) linked to an Index, the securities included in such Index or listed or over-the-

counter derivative or synthetic instruments related to such Index or such securities, (ii) linked to a Fund, shares of such Fund, securities held by or included in such Fund or its fund underlying index or listed or over-the counter derivative or synthetic instruments related to the Fund or such securities, and (iii) linked to an Underlying Stock, such Underlying Stock or listed or over-the-counter derivative or synthetic instruments related to such Underlying Stock), including trading in the securities included in an Index, shares of a Fund or an Underlying Stock, as well as in other instruments related to such Index, Fund or Underlying Stock. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the securities that constitute an Index and other financial instruments related to an Index, shares of a Fund, or an Underlying Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting value, and, therefore, could increase the level at or above which an Index, Fund or Underlying Stock must close on the final calculation day so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the final calculation day, could adversely affect the level of an Index, Fund or Underlying Stock on the final calculation day, and, accordingly, the amount of cash an investor will receive at maturity.

There are risks relating to U.S. federal income tax matters.

Risks relating to U.S. federal income tax matters will be described in the applicable pricing supplement.

Additional Risk Factors Relating to Securities Linked to An Index

Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

The policies of a sponsor or publisher of an Index (each, an “index sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the value of such Index and, therefore, may affect the value of the securities and any payments on the securities. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included Any Index.

Actions by any company whose securities are included in any Index to which your securities are linked may have an adverse effect on the price of its security, the closing level of such Index on any calculation day and the value of the securities. Unless otherwise disclosed in any applicable market measure supplement or in the applicable pricing supplement, we will not be affiliated with any of the companies whose securities are included in any Index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about any Index and its index sponsor contained in any applicable market measure supplement and in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into any applicable Index and its index sponsor. No index sponsor will be involved in the offering of the securities made hereby in any way nor will have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

Additional Risk Factors Relating to Securities Linked to A Fund

Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its fund underlying index are reflected in such Fund, and changes in those policies, could affect the closing price of the shares of such Fund and, therefore, may affect the value of the securities and any payments on the securities. Similarly, the policies of the sponsor of a fund underlying index (a “fund underlying index sponsor”) concerning the calculation of such fund underlying index and the addition, deletion or substitution of securities comprising such fund underlying index and the manner in which such fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of such fund underlying index and the closing price of the shares of the related Fund and, therefore, may affect the value of the securities and any payments on the securities. A fund underlying index sponsor may also discontinue or suspend calculation or dissemination of such fund underlying index or materially alter the methodology by which it calculates such fund underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

Actions by any company whose securities are included in a Fund or in its fund underlying index may have an adverse effect on the price of its security, the fund closing price of such Fund on any calculation day and the value of the securities. Unless otherwise disclosed in any applicable market measure supplement or in the applicable pricing supplement, we will not be affiliated with any of the companies whose security is represented in any Fund or its fund underlying index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any fund sponsor or fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the applicable Fund or its fund underlying index. We have derived the information about any Fund, its fund underlying index and the related sponsors contained in any applicable market measure supplement or in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into any applicable Fund, its fund underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

The Performance And Market Price Of A Fund, Particularly During Periods Of Market Volatility, May Not Correlate With The Performance Of The Fund Underlying Index, The Performance Of The Component Securities Of The Fund Underlying Index Or The Net Asset Value Per Share Of Such Fund.

A Fund does not fully replicate its fund underlying index and may hold securities that are different than those included in the fund underlying index. In addition, the performance of such Fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of such Fund and the fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the securities composing a Fund may impact the variance between the performances of such Fund and the fund underlying index. Finally, because the shares of a Fund are traded on an exchange and are subject to market supply and investor demand, the market price of one share of such Fund may differ from the net asset value per share of such Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities composing a Fund may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of such Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such Fund, and their ability to create and redeem shares of such Fund may be disrupted. Under these circumstances, the market price of shares of a Fund may vary substantially from the net asset value per share of such Fund or the level of the fund underlying index.

For all of the foregoing reasons, the performance of a Fund may not correlate with the performance of the fund underlying index, the performance of the securities composing the fund underlying index or the net asset value per share of such Fund. Any of these events could materially and adversely affect the price of the shares of such Fund and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the maturity payment amount of the securities. If the calculation agent determines that no market disruption event has taken place, the maturity payment amount would be based solely on the published closing price per share of such Fund on the calculation day, even if such Fund’s shares are underperforming the fund underlying index or the securities composing the fund underlying index and/or trading below the net asset value per share of such Fund.

Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing prices of a Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

Additional Risk Factors Relating to Securities Linked to An Underlying Stock

The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. Such substitution may also occur if an Underlying Stock consists of ADSs and such ADSs are delisted or the applicable ADS facility is terminated. In any such event, the equity-linked nature of the securities would be significantly altered. We describe the specific events that can lead to these adjustments and the procedures for selecting a replacement stock in the section entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events.” The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities.

We Cannot Control Actions By An Underlying Stock Issuer.

Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any calculation day and the value of the securities. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the securities nor will any Underlying Stock Issuer have any obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the securities nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the securities nor will have any obligations with respect to any amounts payable on the securities.

We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any Underlying Stock Issuer. This product supplement and any applicable pricing supplement relates only to the securities and does not relate to any Underlying Stock. The material provided in this product supplement and any applicable pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor the agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor the agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of this product supplement or the applicable pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the securities and any payments on the securities. You, as an investor in the securities, should make your own investigation into any applicable Underlying Stock Issuer.

In addition, there can be no assurance that an Underlying Stock Issuer will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will distribute any reports, proxy statements, and other information required thereby to its shareholders. In the event that an Underlying Stock Issuer ceases to be subject to such reporting requirements and the securities continue to be outstanding, pricing information for the securities may be more difficult to obtain and the value and liquidity of the securities may be adversely affected. Neither we nor any agent is responsible for the public disclosure of information by any Underlying Stock Issuer, whether contained in filings with the SEC or otherwise.

You Have Limited Anti-dilution Protection.

The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the securities and any payments on the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

General Terms of the Securities

Morgan Stanley Securities. Morgan Stanley will issue the securities as part of its Series I medium-term securities under the Senior Debt Indenture. The Series I medium-term securities issued under the Senior Debt Indenture, together with Morgan Stanley’s senior Series J and Series K global medium-term securities, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations Morgan Stanley issues in the future under the Senior Debt Indenture that it designates as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that Morgan Stanley may incur. Morgan Stanley may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

MSFL Securities. MSFL will issue the securities as part of its Series A medium-term securities under the MSFL Senior Debt Indenture. The Series A medium-term securities issued under the MSFL Senior Debt Indenture will constitute a single series under the MSFL Senior Debt Indenture, together with any other obligations MSFL issues in the future under the MSFL Senior Debt Indenture that it designates as being part of that series. The MSFL Senior Debt Indenture does not limit the amount of additional indebtedness that MSFL may incur. MSFL may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

The specific terms of the securities will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

Ranking. Morgan Stanley Securities. Morgan Stanley securities issued under the Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

MSFL Securities. MSFL securities issued under the MSFL Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Such securities will be fully and unconditionally guaranteed by Morgan Stanley. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.

Guarantee of MSFL Securities. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any of the securities, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. Morgan Stanley’s guarantee of the payments due on the securities issued by MSFL will be unsecured senior obligations of Morgan Stanley. See “Description of Debt Securities—Morgan Stanley Guarantee of Debt Securities Issued by MSFL” in the accompanying prospectus.

Certain Terms for Securities Linked to an Index

Certain Definitions

Unless otherwise specified in the applicable pricing supplement:

A “multiple exchange index” means the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the MSCI ACWI Index®, the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, and any other equity index designated as a multiple exchange index in the applicable pricing supplement.

A “trading day” with respect to an Index (other than a multiple exchange index) means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to a multiple exchange index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Index and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

The “closing level” with respect to an Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Market Disruption Events

A “market disruption event” with respect to an Index (other than a multiple exchange index) means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index (other than a multiple exchange index):

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses

(B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to a multiple exchange index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a multiple exchange index:

(1)	the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and to us, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination, and, to the extent that the closing level of such successor equity index differs from the closing level of the discontinued Index at the time of such substitution, proportionate adjustments will be made by the calculation agent for purposes of all calculations relating to the securities.  Upon any selection by the calculation agent of a successor equity index, we. will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth below under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Certain Terms for Securities Linked to a Fund

Certain Definitions

Unless otherwise specified in the applicable pricing supplement:

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act, on which such Fund (or any such other security) is listed or admitted to trading.

The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.

The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the securities.  All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the additional number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund or such successor fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or such successor fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and to us, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event. Notwithstanding the foregoing, in the case of a Fund that does not track an index of equity securities, if such Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines (i) that no successor fund is available at such time and (ii) that it is not practicable to replicate such Fund, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date in good faith and in a commercially reasonable manner.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and determine the maturity payment amount and any other terms of the securities with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Certain Terms for Securities Linked to an Underlying Stock

Certain Definitions

Unless otherwise specified in the applicable pricing supplement:

A “trading day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

The “closing price” for one share of an Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•	if such Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

•	if such Underlying Stock (or any such other security) (i) is not listed or admitted to trading on any national securities exchange; or (ii) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding bullet, the last reported sale price of the principal trading session on any other market system or quotation system that is the primary market for the trading of such Underlying Stock.

If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Morgan Stanley, MSFL or any of their respective affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price for such Underlying Stock on such trading day will be determined by the calculation agent in its sole discretion, taking into account any information that it deems relevant.

The “stock closing price” with respect to an Underlying Stock on a trading day, means the product of the closing price of such Underlying Stock and the adjustment factor for such Underlying Stock, each on such trading day.

The “adjustment factor” for an Underlying Stock is initially 1.0. The adjustment factor for an Underlying Stock will remain constant for the term of the securities, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “—Adjustment Events” below.

Market Disruption Events

A “market disruption event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:

•	a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	such Underlying Stock does not trade on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

•	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

The following events will not be a market disruption event with respect to an Underlying Stock:

•	a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to such Underlying Stock or those contracts; or

•	a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.

Adjustment Events

The adjustment factor for an Underlying Stock is initially 1.0. However, the adjustment factor for an Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your securities, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock. We describe the risks relating to dilution above under “Risk Factors—Additional Risk Factors Relating to Securities Linked to An Underlying Stock—You Have Limited Anti-dilution Protection.”

How adjustments will be made

If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the adjustment factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the adjustment factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing adjustment factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the adjustment factor for such Underlying Stock will be adjusted to double the prior adjustment factor, due to the corresponding decrease in the market price of such Underlying Stock. Adjustments to the adjustment factor for an Underlying Stock will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day for such Underlying Stock (the “adjustment period”).

The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the adjustment factor of such Underlying Stock. The calculation agent will not be required to make any adjustments to the adjustment factor for purposes of calculating the stock closing price for a calculation day after the close of business on such calculation day; provided that any such adjustments to the adjustment factor will be taken into account for purposes of determining the stock closing price for any subsequent calculation day. In no event, however, will an anti-dilution adjustment to the adjustment factor of an Underlying Stock during the term of the securities be deemed to change the face amount per security.

If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the adjustment factor for such Underlying Stock for the second event, applying the required adjustment to the adjustment factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the adjustment factor for an Underlying Stock unless the adjustment would result in a change to the adjustment factor of such Underlying Stock then in effect of at least 0.10%. The adjustment factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an anti-dilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to an Underlying Stock, as to the nature of the adjustment required for such

Underlying Stock and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock to equal the product of the prior adjustment factor of such Underlying Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior adjustment factor for such Underlying Stock and the product of:

•	the number of shares issued with respect to one share of such Underlying Stock, and

•	the prior adjustment factor for such Underlying Stock.

The “ex-dividend date” for any dividend or other distribution is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

Unless otherwise specified in the applicable pricing supplement, the adjustment factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “ —Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “ —Reorganization Events” below, and

•	extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of an Underlying Stock of any cash dividend or special dividend or distribution that is identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of such Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Underlying Stock that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the closing price of such Underlying Stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such closing price, the “extraordinary dividend base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Underlying Stock (excluding marketable securities, as defined below).

If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•	a fraction, the numerator of which is the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance, then the adjustment factor for such Underlying Stock will be adjusted to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•	a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•	the product of (1) the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the adjustment factor for such Underlying Stock will promptly be readjusted to the adjustment factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to an Underlying Stock:

•	such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),

•	the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,

•	the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•	the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

•	the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to an Underlying Stock, then the calculation agent will adjust the adjustment factor for such Underlying Stock to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Underlying Stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”

Reorganization property can be classified into two categories:

•	an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, any stock received in a spin-off (“spin-off stock”) or any marketable security received in exchange for the applicable Underlying Stock; and

•	cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate. In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the adjustment factor for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of such Underlying Stock and (ii) the adjustment factor for the applicable Underlying Stock on the trading day immediately prior to the effective date of the reorganization event.

If a holder of shares of the applicable Underlying Stock may elect to receive different types or combinations of types of reorganization property in the reorganization event, the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of such Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs with respect to an Underlying Stock, then on and after the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) the term “Underlying Stock” in this product supplement will be deemed to mean the following with respect to such Underlying Stock, and for each share of such Underlying Stock, new stock and/or replacement stock so deemed to constitute such Underlying Stock, the adjustment factor for such Underlying Stock will be equal to the applicable number indicated:

(a)	if such Underlying Stock continues to be outstanding:

(1)	that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of the reorganization event; and

(2)	if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;

provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the closing price of the original Underlying Stock on the trading day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such closing price of the original Underlying Stock exceeds the value of the non-stock reorganization property received per share of such Underlying Stock as determined by the calculation agent as of the close of trading on such trading day; or

(b)	if such Underlying Stock is surrendered for reorganization property:

(1)	that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)	that consists exclusively of non-stock reorganization property:

(i)	if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of such Underlying Stock on such trading day and the denominator of which is the closing price of the successor stock on such trading day (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)	if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent adjusts the adjustment factor of such Underlying Stock to reflect the reorganization property in the event as described above, the calculation agent will make further anti-dilution adjustments for any later events that affect the reorganization property, or any component of the reorganization property, comprising the new adjustment factor of such Underlying Stock. The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of such Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of such Underlying Stock.

For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type, reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below with respect to an Underlying Stock, the stock closing price of the applicable underlying stock on any calculation day on or after the effective date of the replacement stock event will be determined by reference to a replacement stock and an adjustment factor (subject to any further anti-dilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.

Unless otherwise specified in the applicable pricing supplement, the “replacement stock” will be the stock having the closest “option period volatility” to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under our trading restriction policies, and the trading restriction policies of our hedging counterparties or any of our affiliates that would materially limit our ability, or the ability of our hedging counterparties or any of our affiliates to hedge the securities with respect to such stock or (ii) any stock where the aggregate market value of the stock held by non-affiliates of the issuer of the stock is less than $1 billion as of the replacement determination date (any stock excluded under clause (i) or (ii), an “excluded stock”).

If a replacement stock is selected in connection with a reorganization event for an original Underlying Stock, the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the effective date of such reorganization event, equal to the product of (a) the value of the non-stock reorganization property received per share of such original Underlying Stock and (b) the adjustment factor of such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event. If a replacement stock is selected in connection with an ADS termination event (as defined below), the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the change date (as defined below), equal to the product of (x) the closing price of the original Underlying Stock on the change date and (y) the adjustment factor in effect on the trading day immediately prior to the change date.

The “option period volatility” means, in respect of any trading day, the volatility (calculated by referring to the closing price of the applicable Underlying Stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock that is not an excluded stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer. If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.

Unless otherwise specified in the applicable pricing supplement, the “replacement stock selection index” means the S&P 500® Index.

Notwithstanding the foregoing:

•	in the event that the calculation agent determines in its sole discretion that the replacement stock selected as described above would fail to reasonably represent your economic position relative to the securities, the calculation agent may select a replacement stock in its sole discretion taking into account the factors used above and such other factors as the calculation agent deems relevant; and

•	the calculation agent may in its sole discretion elect to modify the adjustment factor from the value determined as described above with a view toward offsetting, to the extent practicable, any difference in the relative prices of the original Underlying Stock and the replacement stock on the date on which the original Underlying Stock is replaced by the replacement stock, on the announcement date or effective date of the relevant replacement stock event, or on such other day as the calculation agent determines in its sole discretion to be appropriate (for this purpose, the “replacement determination date”).

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility. If an Underlying Stock is an American Depositary Share and such Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or any other market system or quotation system that is the primary market for the trading of such Underlying Stock or if the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last trading day on which the applicable Underlying Stock is listed or admitted to trading or the last trading day immediately prior to the date of such termination, as applicable (the “change date”), a replacement stock event shall be deemed to occur.

Consequences of a Market Disruption Event; Postponement of a Calculation Day

As used in this section, the “final disrupted calculation day” means, with respect to a calculation day, (i) for an Index or a Fund, the eighth trading day for that Index or Fund after such originally scheduled calculation day or (ii) for an Underlying Stock, the eighth scheduled trading day for that Underlying Stock after such originally scheduled calculation day.

Securities Linked to a Single Market Measure

If any calculation day is not a trading day with respect to the Market Measure, such calculation day will be postponed to the next succeeding day that is a trading day with respect to the Market Measure.

If a market disruption event occurs or is continuing with respect to the Market Measure on any calculation day, then such calculation day will be postponed to the first succeeding trading day for the Market Measure on which a market disruption event for the Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for the Market Measure, that final disrupted calculation day shall be deemed to be the calculation day. If a calculation day has been postponed to the final disrupted calculation day and a market disruption event occurs or is continuing with respect to the Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of the Market Measure on such final disrupted calculation day:

(i)	in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Securities Linked to Multiple Market Measures

If any calculation day is not a trading day with respect to any Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure.

If a market disruption event occurs or is continuing with respect to any Market Measure on any calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for such Market Measure, that final disrupted calculation day shall be deemed to be the calculation day for such Market Measure. If a calculation day for a Market Measure has been postponed to the final disrupted calculation day for that Market Measure and a market disruption event occurs or is continuing with respect to such Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of such Market Measure on such final disrupted calculation day:

(i)	in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Notwithstanding the postponement of a calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.

Payment Dates

The applicable pricing supplement will specify the stated maturity date as well as any other date on which amounts will or may be payable on the securities (each referred to in this section as a “payment date”).

If any scheduled payment date is not a business day, the payment (if any) required to be made on the securities on such payment date will be made on the next succeeding business day. If a calculation day with respect to any payment date preceding the stated maturity date is postponed, the relevant payment date will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled payment date. If the final calculation day is postponed, the stated maturity date will be the later of (i) the originally scheduled stated maturity date and (ii) three business days after the final calculation day as postponed. If the securities are linked to more than one Market Measure and a calculation day is postponed, the related payment date will be postponed as described in this paragraph after the last such calculation day as postponed.

If any payment date is postponed due to a non-business day, a market disruption event on the related calculation day or otherwise, the payment, if any, due on that payment date will be made on that payment date as so postponed with the same force and effect as if it had been made on the originally scheduled payment date, that is, with no additional amount accruing or payable as a result of the postponement.

Calculations and Calculation Agent

The calculation agent for the securities will be MS & Co. As calculation agent, MS & Co. will determine any values of a Market Measure and make any other determinations necessary to calculate any payments on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments (as described under “Risk Factors – The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities” herein).

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us. Except as described in the following paragraph with respect to securities linked to a basket of Market Measures, all calculations with respect to the maturity payment amount, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

With respect to securities linked to a basket of Market Measures, all calculations with respect to the maturity payment amount, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an owner of the securities, including with respect to certain determinations and judgments that the calculation agent must make. See “General Terms of the Securities—Discontinuance of an Index,” and the definition of market disruption event under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” or “—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions,” or “—Certain Terms for Securities Linked to a Fund—Certain Definitions” as applicable. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation in Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the relevant issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the

Depositary of the Acceleration Amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final calculation day, then the Acceleration Amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Use of Proceeds and Hedging

The net proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, the face amount per security, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the securities constituting the Market Measures, in futures or options contracts on the Market Measures, as applicable, or any component securities listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase or sale activity on or prior to the pricing date could affect the value of any Market Measure, and, as a result, could increase the level at or above which, in the case of bull market securities, or decrease the level at or below which, in the case of bear market securities, such Market Measure must close so that you do not suffer a loss on your initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the securities, including on the calculation days, by purchasing and selling the securities constituting the Market Measures, as applicable, futures or options contracts on the Market Measures, as applicable, or any component securities listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by purchasing or selling any such securities or instruments on one or more calculation days. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. We cannot give any assurance that our hedging activities will not affect the value of the Market Measure, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Issuer notice to registered security holders, the trustee and the depositary

In the event that the call settlement date, as applicable, or the maturity date is postponed due to postponement of the relevant calculation day, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the call settlement date, as applicable, or the maturity date, as applicable, has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to the holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the call settlement date or the maturity date, as applicable, the business day immediately preceding the scheduled call settlement date or maturity date, as applicable, and (ii) with respect to notice of the date to which the call settlement date or the maturity date, as applicable, has been rescheduled, the business day immediately following the relevant calculation day as postponed.

In the event that the securities are subject to automatic call, the issuer shall, (i) on the business day following the applicable calculation day, give notice of the automatic call of the securities, including specifying the payment date of the applicable amount due upon the automatic call, (x) to each holder of the securities by mailing notice of such automatic call by first class mail, postage prepaid, to such holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the call settlement date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as a coupon payment, if any is applicable, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, if any, and (ii) deliver the aggregate cash amount due, if any, with respect to any applicable coupon payment to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each face amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

Plan of Distribution; Conflicts of Interest

We are offering the securities as part of Morgan Stanley’s Series I medium-term notes or MSFL’s Series A medium-term notes, as applicable. We are offering these securities on a continuing basis through MS & Co. along with other agents, and together “the agents,” who have, or will have, agreed to use reasonable efforts to solicit offers to purchase the securities. We will have the sole right to accept offers to purchase the securities and may reject any offer in whole or in part. The agents may reject, in whole or in part, any offer they solicited to purchase the securities. We will pay the agents, in connection with sales of the securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the securities on a national securities exchange. The agents may make a market in the securities as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the securities.

MS & Co. is a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, and it and other subsidiaries of Morgan Stanley and affiliates of MSFL expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices an offering of securities, it will determine the economic terms for such securities such that for each security the estimated value on the pricing date will be no lower than the pre-determined minimum level set forth and described in the applicable pricing supplement.

The applicable agent will conduct each offering of the securities in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of the securities, the agent may offer and sell those securities in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this product supplement in connection with any of those transactions. The agent is not obligated to make a market in any of the securities and may cease to make a market at any time without notice.

With respect to each issuance of securities, we expect to deliver the securities against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of securities is more than one business day after the pricing date, purchasers who wish to trade the securities more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the EEA.

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the United Kingdom’s Public Offers and Admissions to Trading Regulations 2024 (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (ii) not a UK Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for the securities. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not be offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Where securities have a maturity of less than one year from their date of issue and (a) the issue proceeds are received by us in the United Kingdom and/or (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must have a minimum redemption value of £100,000 (or its equivalent in other currencies) and no part of any such security may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

For additional information, please see the applicable pricing supplement.

Benefit Plan Investor Considerations

General Fiduciary Matters

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

Prohibited Transaction Issues

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest or disqualified person, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for parties in interest or disqualified persons who engaged in the prohibited transaction, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates nor any other party in interest or disqualified person involved in the transaction has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and are parties in interest or disqualified persons solely by reason of acting as a plan service provider or having a relationship to such a service provider, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions or any other exemption will be available with respect to transactions involving the securities.

Because we may be considered a party in interest or disqualified person with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” of any Plan by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption or another statutory or administrative exemption, or such purchase, holding or disposition is otherwise not prohibited. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Non-ERISA Arrangements

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the securities under any applicable Similar Laws before purchasing the securities on behalf of or with assets of any Non-ERISA Arrangement.

Representations

Any purchaser, including any fiduciary purchasing on behalf of a Plan, Plan Asset Entity or Non-ERISA Arrangement, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing such securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we or any of our affiliates or the purchaser or holder has under or with respect to the securities;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our and our affiliates’ obligations under the securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates or representatives as to whether such an investment meets all relevant legal requirements with respect to investments by Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement, or that such an investment is appropriate for Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. In this regard, neither this discussion nor anything provided in this product supplement is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA Arrangement purchaser or at such purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

United States Federal Taxation

The material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of securities issued under this product supplement will be described in the applicable pricing supplement.